As filed with the Securities and Exchange Commission
                             on September 30, 1999

                           Registration No. 333-82433
                           --------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
        ---------------------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                 TO FORM S-4 ON
                                    FORM S-8
             Registration Statement under the Securities Act of 1933
        ---------------------------------------------------------------

                           FLEET FINANCIAL GROUP, INC.
               (exact name of issuer as specified in its articles)

        Rhode Island                                           05-0341324
   (State or other jurisdiction                             (I.R.S. Employer
      of Incorporation)                                    Identification No.)

                               One Federal Street
                           Boston, Massachusetts 02110
                                 (617) 346-4000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            BANKBOSTON CORPORATION 1998 SHARED OPPORTUNITIES PROGRAM
               BANKBOSTON CORPORATION SHARED OPPORTUNITIES PROGRAM
              BANKBOSTON CORPORATION 1996 LONG-TERM INCENTIVE PLAN
           BANKBOSTON CORPORATION 1991 LONG-TERM STOCK INCENTIVE PLAN
   1998 STOCK OPTION PLAN FOR EMPLOYEES OF BANCBOSTON ROBERTSON STEPHENS INC.
                  BANKBOSTON CORPORATION 1986 STOCK OPTION PLAN
                  BANKBOSTON CORPORATION 1982 STOCK OPTION PLAN
                    THE BOSTON BANCORP 1994 STOCK OPTION PLAN
    1988 STOCK OPTION PLAN FOR KEY EMPLOYEES OF BAYBANKS, INC. AND AFFILIATES
      BANKBOSTON CORPORATION DIRECTOR RETIREMENT BENEFITS EXCHANGE PROGRAM
                     BANKBOSTON THRIFT-INCENTIVE 401(K) PLAN
    BANKBOSTON CORPORATION 1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                BANKBOSTON CORPORATION DIRECTOR STOCK AWARD PLAN

                            (Full Titles of the Plans)

                           William C. Mutterperl, Esq.
                  Executive Vice President and General Counsel
                           Fleet Financial Group, Inc.
                               One Federal Street
                           Boston, Massachusetts 02110
                                 (617) 346-4000
            (Name, address, including zip code, and telephone number,
              including area code, of Agent for service of process)

                                    Copy to:

                         William F. Robinson, Jr., Esq.
                           Fleet Financial Group, Inc.
                                 75 State Street
                                Boston, MA 02109
                                 (617) 346-4000

                                EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 on Form S-8 amends the Registration Statement No. 333-82433 which was previously filed on Form S-4 (the "Original Registration Statement") in connection with the merger (the "Merger") of BankBoston Corporation, a Massachusetts corporation ("BankBoston"), with and into Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"). The Original Registration Statement as amended by this Post-Effective Amendment No. 1 is referred to herein as the "Registration Statement." In connection with the filing of the Original Registration Statement, 373,086,000 shares of the common stock, par value $.01 per share, of Fleet ("Fleet Common Stock") were registered with the Securities and Exchange Commission (the "Commission") and the applicable fee was paid. The number of shares so registered pursuant to the Original Registration Statement were those shares which are expected to be distributed to the holders of the common stock, par value $1.00 per share, of BankBoston ("BankBoston Common Stock") and those shares which are necessary to be distributed, or reserved for issuance, to BankBoston employees and directors in connection with certain employee benefit plans of BankBoston in effect at the time of the merger as listed on the cover of this Post-Effective Amendment No.
1. Pursuant to the terms of the Merger, all outstanding BankBoston employee and director stock options exercisable for BankBoston Common Stock under the stock plans of BankBoston are to be converted into stock options exercisable for Fleet Common Stock after the effective time of the Merger based on a formula which was described in the Original Registration Statement and will be described in the offering materials sent to holders of BankBoston stock options. In addition, modifications will be made to the other BankBoston stock plans to provide for the issuance of Fleet Common Stock in lieu of BankBoston Common Stock, as provided in the relevant plan, after the effective time of the Merger; updated offering materials also will be sent to participants in those plans.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference.

      The following documents heretofore filed by Fleet Financial Group, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (a) The Registrant's latest Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998;

     (b) Quarterly reports filed on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

     (c) Current reports filed on Form 8-K filed February 1, 1999, March 17, 1999, April 2, 1999, April 20, 1999, May 14, 1999, July 20, 1999,
          August 12, 1999 and September 16, 1999;

     (d) The description of the Registrant's common stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Registrant) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating such description; and

     (e) The description of the Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A dated November 29, 1990 (as amended by an Amendment to the Application on Form 8-A dated September 6, 1991 and a Form 8-A/A dated March 17, 1995).

      The following documents heretofore filed by BankBoston Corporation ("BankBoston") with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated by reference in this Registration Statement:

     (a) BankBoston's latest Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998;

     (b) Quarterly reports filed on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

     (c) Current reports filed on Form 8-K filed January 22, 1999, February 17, 1999, March 19, 1999, April 2, 1999, April 16, 1999, May 14, 1999,
          July 16, 1999 and August 12, 1999;

     (d) The description of BankBoston's common stock contained in the Registration Statement filed under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

     (e) The description of the Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A dated November 29, 1990 (as amended through December 12, 1995).

      All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      The validity of the securities offered hereby will be passed upon for the Registrant by Edwards & Angell LLP, 101 Federal Street, Boston, Massachusetts 02110-1800. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a wholly-owned subsidiary of Fleet, and beneficially owns approximately 8,104 shares of Fleet common stock.

Item 6.  Indemnification of Directors and Officers.

      The Registrant's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. Such section, as adopted by the By-laws, requires the Registrant to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Registrant's best interest, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Registrant's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding, provided however, that if required under applicable law, such person must deliver a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification and provides an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that such person is not entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") pursuant to such provisions, the Registrant is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

      A list of the exhibits included as part of this Post-Effective Amendment No. 1 is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3)of the Act.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's Annual Report on Form 10-K pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such person otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report upon written request from the person.

     (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the Commonwealth of Massachusetts, on September 30, 1999.

                                    FLEET FINANCIAL GROUP, INC.


                                    By: /s/ William C. Mutterperl
                                       ----------------------------------
                                       William C. Mutterperl
                                       Executive Vice President,
                                       Secretary and General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the true and lawful attorney-in-fact for the following persons in the capacities indicated on September 30, 1999.

               Signature                                  Title

     /s/ Terrence Murray                Chairman, Chief Executive Officer and
------------------------------------      Director
         Terrence Murray


     /s/ Eugene M. McQuade              Vice Chairman and Chief Financial
------------------------------------      Officer
         Eugene M. McQuade

     /s/ Robert C. Lamb, Jr.            Controller and Chief Accounting Officer
------------------------------------
         Robert C. Lamb, Jr


     /s/ Joel B. Alvord                 Director
------------------------------------
         Joel B. Alvord


     /s/ William Barnet, III            Director
------------------------------------
         William Barnet, III


     /s/ Bradford R. Boss               Director
------------------------------------
         Bradford R. Boss


     /s/ Stillman B. Brown              Director
------------------------------------
         Stillman B. Brown


     /s/ Paul J. Choquette, Jr.         Director
------------------------------------
         Paul J. Choquette, Jr.

     /s/ Kim B. Clark                   Director
------------------------------------
         Kim B. Clark


     /s/ John T. Collins                Director
------------------------------------
         John T. Collins


     /s/ James F. Hardymon              Director
------------------------------------
         James F. Hardymon


     /s/ Marian L. Heard                Director
------------------------------------
         Marian L. Heard


     /s/ Robert M. Kavner               Director
------------------------------------
         Robert M. Kavner


     /s/ Robert J. Matura               Director
------------------------------------
         Robert J. Matura


     /s/ Arthur C. Milot                Director
------------------------------------
         Arthur C. Milot


     /s/ Thomas D. O'Connor             Director
------------------------------------
         Thomas D. O'Connor


     /s/ Michael B. Picotte             Director
------------------------------------
         Michael B. Picotte


     /s/ Thomas C. Quick                Director
------------------------------------
         Thomas C. Quick


     /s/ Lois D. Rice                   Director
------------------------------------
         Lois D. Rice


     /s/ Thomas M. Ryan                 Director
------------------------------------
         Thomas M. Ryan


     /s/ Samuel O. Their                Director
------------------------------------
         Samuel O. Their


     /s/ Paul R. Tregurtha              Director
------------------------------------
         Paul R. Tregurtha
by:  /s/ William C. Mutterperl
------------------------------------
         William C. Mutterperl
         Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
                                     EXHIBIT

   2 Agreement and Plan of Merger, dated as of March 14, 1999, by and between Fleet Financial Group, Inc., a Delaware corporation ("Fleet") and BankBoston Corporation, a Massachusetts corporation ("BankBoston") (incorporated by reference to Appendix A to the Joint Proxy Statement-Prospectus included in the Original Registration
         Statement).

   3(i) Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) of Fleet's Form 10-K Annual Report for the fiscal year ended December 31, 1995)

   3(ii) Bylaws of the Registrant (incorporated by reference to Exhibit 3(b) of
         Fleet's Form 10-K Annual Report for the fiscal year ended December 31,
         1995)

   5     Opinion of Edwards & Angell as to legality*

   23(a) Consent of KPMG LLP*

   23(b) Consent of Pricewaterhouse Coopers LLP*

   23(c) Consent of Edwards & Angell (included in Exhibit 5)*

   24 Powers of Attorney (included on page II-4 of the Original Registration Statement)

   --------------------

   * Previously filed



                                      -10-